Exhibit 10.1

MUTUAL WITHDRAWAL AGREEMENT

This MUTUAL WITHDRAWAL AGREEMENT (the "Agreement") is made by and between SPHERIX, INC. ("**SPHERIX**"), with its principal place of business at 6430 Rockledge Drive, Westmoreland Bldg. #503, Bethesda, MD 20817, United States of America, and ARLA FOODS INGREDIENTS AMBA. ("**ARLA**"), with its principal place of business at Skanderborgvej 277, 8260 Viby J, Denmark. Each of SPHERIX and ARLA are referred to as a "Party" and collectively as the "Parties."

WHEREAS, the Parties are parties to a certain Agreement and License effective as of 27 September 1996 and amended in November 2003 (the "License Agreement"), pursuant to which SPHERIX has licensed to ARLA the use of certain Intellectual Property Rights (as defined in the License Agreement) and ARLA has agreed to make certain royalty payments to SPHERIX; and

WHEREAS, the Parties have jointly decided that the Parties shall mutually terminate and withdraw from the License Agreement pursuant to the terms of this Agreement.

NOW THEREFORE, the Parties hereto agree as follows:

ARTICLE 1. SCOPE OF AGREEMENT

1.1 Withdrawal. As of the Effective Date (defined in the Signature Page below), the Parties hereby mutually withdraw from and terminate the License Agreement, any and all amendments thereto, and any other contractual relationship between the Parties, whether written, oral, or implied (collectively, the "Subject Agreements"). None of the rights and obligations of the Parties under, nor any provisions of, the Subject Agreements shall survive the withdrawal and termination set forth herein.

1.2 Waiver of Notice. Each Party hereby irrevocably waives any advance notice that may be required to be given to the other Party with respect to the withdrawal and termination of the Subject Agreements, whether pursuant to the Subject Agreements or otherwise.

1.3 Release. Each of the Parties and all of their successors, assigns and agents, and any other persons acting on behalf of any of them, waive, remise, release and discharge the other Party and all of its past or present parents, subsidiaries, divisions, affiliates, predecessors, successors, assigns, officers, directors, agents and any other persons who have acted on behalf of any of them, from all claims, liabilities, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law or equity, which either Party ever had, now have or hereafter can, shall or may have against the other Party for, upon or by reason of any claim or cause of action relating in any way whatsoever to, or arising out of, any and all rights and obligations under any and all of the Subject Agreements. The provisions of this Article 1 shall not apply to, restrict or otherwise waive the respective rights and obligations of each Party under this Agreement.

ARTICLE 2. COOPERATION WITH COMPANY

Each Party agrees to cooperate with the other Party in connection with, and take such other actions that may be reasonably necessary in order to better effectuate this Agreement and the transactions contemplated hereby.

ARTICLE 3. RESOLUTION OF DISPUTES

This Agreement and the performance hereunder shall be governed by and construed exclusively in accordance with the laws of England, but not including its conflicts of law provisions. Each Party agrees to submit to the exclusive jurisdiction of the courts of London, England for any claim, demand or suit that may arise in connection with this Agreement or the performance thereof and specifically waives any objection or defense to the venue and jurisdiction of such courts and any right to a jury trial.

ARTICLE 4. WAIVER; MODIFICATION

No waiver, modification or amendment to this Agreement shall be valid and enforceable unless such waiver, modification or amendment is in writing and signed by all Parties hereto.

ARTICLE 5. COUNTERPARTS

This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

ARTICLE 6. COMPLETE AGREEMENT

This Agreement, including all attachments hereto, constitute the entire agreement of the Parties with respect to the subject matter hereof. This Agreement supersedes in its entirety any and all other agreements or negotiations, oral or written, between the Parties regarding the subject matter hereof. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be entered into and executed by their duly authorized representatives as of June 5th 2009 (the "Effective Date").

SPHERIX, INC.

Robert A. Lodder

Robert A. Lodder, Ph. D.
President

ARLA FOODS INGREDIENTS AMBA.

Henrik Andersen

17 June, 2009

DC:603997.1